Exhibit 99.1

Ocean Power Technologies, Inc. Announces First Quarter Fiscal 2023 Results

MONROE TOWNSHIP, N.J., September 12, 2022 (GLOBE NEWSWIRE) – Ocean Power Technologies, Inc. (“OPT” or “the Company”) (NYSE American: OPTT), a leader in innovative and cost-effective low-carbon marine data, power, and consulting service solutions, today announced financial results for its first quarter ended July 31, 2022.

1Q23 HIGHLIGHTS:

●	Revenues increased to $714,000 in 1Q23, as compared to $272,000 in 1Q22.
●	Selected by the U.S. Department of Energy (DOE) for the Phase II development of a next-generation wave energy converter. In the DOE’s recently published awards for clean energy Small Business Innovation Research (SBIR) projects, OPT will receive up to $1.1 million over the next 18-24 months to develop and test a modular and scalable Mass-on-Spring Wave Energy Converter (MOSWEC) PowerBuoy®.
●	Continued second round of field testing of a proprietary next-generation Maritime Domain Awareness (“MDA”) solution, which is scheduled to be completed in 3Q23.
●	Continued integration of MAR, including advancing the plans to start manufacturing WAM-Vs at our New Jersey facility.

Management Commentary – Philipp Stratmann, OPT’s President and Chief Executive Officer

“I was pleased with our results this quarter, particularly with the progress within business development, and I remain encouraged with our ability to achieve our $9.0 million bookings target for fiscal 2023. An example of our success was winning the DOE award for Phase II development of next generation technologies, which further advances our leading ocean energy generation capabilities and supports U.S. Government-led Energy Transition efforts. Additionally, we have seen increased demand for our WAM-V based solutions, from new and recurring customers, as well as continued traction within Strategic Consulting Services. We look forward to sharing our continued progress in the coming quarters.”

FINANCIAL HIGHLIGHTS – 1Q23

Income Statement:

●	Revenues increased to $714,000 in 1Q23, driven by sales and leases of the WAM-V and growth of Strategic Consulting Services.
●	Engineering and product development costs were $2.2 million for the 1Q23, which were in line with recent levels, as the trailing four-quarter average in FY22 was $2.3 million.
●	Selling, general, and administrative (SG&A) costs increased by $166,000 from the 4Q22 to $4.1 million for the 1Q23. This increase is mainly related to increased payroll related expenses in the quarter.
●	Net loss was $5.9 million for 1Q23, as compared to a net loss of $3.1 million for the 1Q22.

Balance Sheet and Cash Flow:

●	Combined cash, unrestricted cash, cash equivalents and short-term investments at July 31, 2022 and 2021 was $52.4 million and $77.7 million, respectively.
●	Bank debt was $0 at both July 31, 2022 and July 31, 2021.
●	Net cash used in operating activities for 1Q23 was $5.1 million, which was comparable to the 1Q22.

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Conference Call & Webcast

As announced on August 12, 2022, OPT will host a conference call and webcast to review its financial and operating results tomorrow morning, Tuesday, September 13, 2022, at 9:00 a.m. Eastern time. Philipp Stratmann, CEO, Bob Powers, CFO, and Joseph DiPietro, Treasurer and Controller, will host the call.

●	The dial-in numbers for the conference call are 877-407-8291 or 1-201-689-8345.

●	Live webcast: Link to 1Q23 Webcast for OPTT

A replay will be available by telephone approximately two hours after the call’s completion until December 13, 2022. You may access the replay by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers and using the Conference ID 1373 2125. The archived webcast will also be available on the OPT investor relations section of its website.

About Ocean Power Technologies

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASV) and marine robotics services through our wholly owned subsidiary Marine Advanced Robotics and strategic consulting services including simulation engineering, software engineering, concept design and motion analysis through our wholly owned subsidiary 3Dent. We are headquartered in Monroe Township, New Jersey, and have offices in Houston, Texas, and Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

Forward-Looking Statements

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Financial Tables Follow

Additional information may be found in the Company’s Quarterly Report on Form 10-Q that has been filed with the U.S. Securities and Exchange Commission. The Form 10-Q is accessible at www.sec.gov or the Investor Relations section of the Company’s website (www.OceanPowerTechnologies.com/investor-relations).

Contact Information

Investors: 609-730-0400 x401 or InvestorRelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com

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Ocean Power Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except share data)

	July 31, 2022	April 30, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,176	$7,885
Marketable securities	42,724	49,384
Restricted cash, short-term	258	258
Accounts receivable	119	482
Contract assets	666	386
Inventory	588	442
Other current assets	480	467
Total current assets	54,011	59,304
Property and equipment, net	458	445
Intangibles, net	4,096	4,136
Right-of-use asset, net	677	752
Restricted cash, long-term	219	219
Goodwill	$8,537	$8,537
Total assets	$67,998	$73,393
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,058	$905
Accrued expenses	1,090	877
Contract liabilities	101	129
Right-of-use liability, current portion	328	319
Contingent liabilities, current portion	640	748
Total current liabilities	3,217	2,978
Deferred tax liability	203	203
Contingent liabilities, less current portion	820	843
Right-of-use liability, less current portion	446	538
Total liabilities	4,686	4,562
Commitments and contingencies (Note 13)
Shareholders’ Equity:
Preferred stock, $0.001 par value; authorized 5,000,000 shares, none issued or outstanding	—	—
Common stock, $0.001 par value; authorized 100,000,000 shares, issued 55,921,880 shares and 55,905,213 shares, respectively; outstanding 55,898,528 shares and 55,881,861 shares, respectively	56	56
Treasury stock, at cost; 23,352 shares	(341)	(341)
Additional paid-in capital	323,265	322,932
Accumulated deficit	(259,622)	(253,770)
Accumulated other comprehensive loss	(46)	(46)
Total shareholders’ equity	63,312	68,831
Total liabilities and shareholders’ equity	$67,998	$73,393

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Ocean Power Technologies, Inc., and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended July 31,
	2022	2021

Revenues	$714	$272
Cost of revenues	520	423
Gross margin (loss)	194	(151)
Change in fair value of contingent consideration	(131)	—
Operating expenses	6,318	4,880
Operating loss	(5,993)	(5,031)

Interest income, net	141	20
Gain on extinguishment of PPP loan	—	891
Loss before income taxes	(5,852)	(4,120)
Income tax benefit	—	1,041
Net loss	$(5,852)	$(3,079)
Basic and diluted net loss per share	$(0.10)	$(0.06)
Weighted average shares used to compute basic and diluted net loss per share	55,889,651	52,458,011

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OCEAN POWER TECHNOLOGIES, INC., AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

	Three months ended July 31,
	2022	2021

Cash flows from operating activities:
Net loss	$(5,852)	$(3,079)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of fixed assets	43	40
Amortization of intangible assets	40	6
Amortization of right of use asset	75	69
Amortization of premium on marketable securities	220	—
Gain on extinguishment of PPP Loan	—	(891)
Compensation expense related to equity compensation	333	390
Change in contingent liability consideration	(131)	—
Changes in operating assets and liabilities:
Accounts receivable	363	(96)
Contract assets	(280)	(114)
Inventory	(146)	—
Other assets	(13)	(20)
Accounts payable	154	(233)
Accrued expenses	212	(60)
Change in right of use lease liability	(82)	(75)
Contract liabilities	(28)	—
Litigation payable	—	(1,224)
Net cash used in operating activities	(5,092)	(5,287)
Cash flows from investing activities:
Redemptions of marketable securities	17,252	—
Purchase of marketable securities	(10,813)	—
Purchase of property, plant and equipment	(56)	(7)
Net cash provided by (used in) investing activities	6,383	(7)
Cash flows from financing activities:
Proceeds from issuance of common stock	—	—
Net cash provided by financing activities	—	—
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	(14)
Net increase / (decrease) in cash, cash equivalents and restricted cash	1,291	(5,308)
Cash, cash equivalents and restricted cash, beginning of period	8,362	83,634
Cash, cash equivalents and restricted cash, end of period	$9,653	$78,326

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